EXHIBIT 10.8

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment (the ”First Amendment”) to the Executive Employment Agreement between Babcock & Wilcox Enterprises, Inc. (the “Company”) and Louis Salamone (the “Executive”) dated November 19th, 2018 is made and entered into this 22nd day of April, 2020 (the Effective Date”).

RECITALS

WHEREAS, the Company and Executive desire to change the payment terms of the Executive’s Annual Salary provided in Section 6a of the Executive Employment Agreement, on the terms and conditions specified in this First Amendment; and

WHEREAS, the Company and Executive desire to set forth in writing their understandings and agreement with respect to such matter.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the Company’s payment of the Executive’s Annual Salary, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intended to be legally bound, agree to the following revisions to the Executive Employment Agreement:

(6) COMPENSATION – At the end of (a) Annual Salary, insert the following: “notwithstanding the forgoing from June 1 through November 18, 2020 thirty percent (30%) of the Executive’s Annual Salary shall be deferred and shall be paid in a lump sum in the last regular paycheck in November 2020. This Agreement intends to qualify for the short-term deferral exemption under IRS Code Section 409A. As a result, no payment hereunder will be made later than 2 ½ months after the end of the calendar year in which such deferral occurs.”

Except as set forth above, nothing in this First Amendment shall be deemed to alter, amend, or modify any other provisions of the Executive Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed to and have executed this First Amendment on the Effective Date.

EXECUTIVE:

/s/ Louis Salamone
Louis Salamone

BABCOCK & WILCOX ENTERPRISES, INC.

By:	/s/ Kenneth M. Young
Name:	Kenneth M. Young
Title:	Chief Executive Officer